Exhibit 99.01
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of each exchange on which registered
Common Stock, par value $.01 per share	New York Stock Exchange
Mexico Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
8.125% Non-Cumulative Preferred Stock, Series AA

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
5.80% Noncumulative Preferred Stock, Series C

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
7.125% Fixed/Floating Rate Noncumulative Preferred Stock, Series J

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
6.875% Fixed/Floating Rate Noncumulative Preferred Stock, Series K

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
6.875% Noncumulative Preferred Stock, Series L

Depositary Shares, each representing 1/1,000th interest in a share of	New York Stock Exchange
6.300% Noncumulative Preferred Stock, Series S

7.625% Trust Preferred Securities of Citigroup Capital III (and	New York Stock Exchange
registrant’s guaranty with respect thereto)

7.875% Fixed Rate / Floating Rate Trust Preferred Securities	New York Stock Exchange
(TruPS®) of Citigroup Capital XIII (and registrant’s guaranty with respect thereto)

6.829% Fixed Rate / Floating Rate Enhanced Trust Preferred	New York Stock Exchange
Securities (Enhanced TruPS®) of Citigroup Capital XVIII (and
registrant’s guaranty with respect thereto)

Warrants (expiring January 4, 2019)	New York Stock Exchange

C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023	NYSE Arca

C-Tracks Exchange-Traded Notes on the Miller/Howard MLP Fundamental Index, Series B, Due July 13, 2026	NYSE Arca

C-Tracks Exchange-Traded Notes Miller/Howard Strategic Dividend Reinvestor Due September 16, 2024	NYSE Arca

VelocityShares® 3x Long Crude Oil ETNs linked to the S&P GSCI® Crude Oil Index ER due December 15, 2031	NYSE Arca

VelocityShares® 3x Inverse Crude Oil ETNs linked to the S&P GSCI® Crude Oil Index ER due December 15, 2031	NYSE Arca

VelocityShares® Long LIBOR ETNs due August 16, 2032	NYSE Arca

VelocityShares® Short LIBOR ETNs due August 16, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long USD vs. JPY Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long USD vs. EUR Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long USD vs. GBP Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long USD vs. CHF Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long USD vs. AUD Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long JPY vs. USD Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long EUR vs. USD Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long GBP vs. USD Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long CHF vs. USD Index due December 15, 2032	NYSE Arca

Exchange-Traded Notes Based on the Performance of the VelocityShares® Daily 4X Long AUD vs. USD Index due December 15, 2032	NYSE Arca